SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets p.l.c.

(Exact Name of Registrant as Specified in Its Charter)

ENGLAND and WALES	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Chertsey Road Sunbury on Thames Middlesex TW16 7BP England	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-179953-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.846% Guaranteed Notes due 2017 3.245% Guaranteed Notes due 2022	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

BP Capital Markets p.l.c. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated March 7, 2012 under “Description of the Debt Securities and Guarantees” and in the Prospectus Supplement dated May 2, 2012 under “Description of Notes”, filed with the Commission on May 3, 2012 under Rule 424(b)(5), pursuant to an effective Registration Statement on Form F-3 (File No. 333-179953-01) filed with the Commission on March 7, 2012 under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.	Indenture, dated as of March 8, 2002, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company , N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form 6-K dated March 26, 2002).

2.	The Sixteenth Supplemental Indenture, dated as of May 7, 2012, among the Company, the Guarantor and the Trustee.

3.	Form of 1.846% Guaranteed Notes due 2017 (included in Exhibit A-1 to the Sixteenth Supplemental Indenture filed as Exhibit 2).

4.	Form of 3.245% Guaranteed Notes due 2022 (included in Exhibit A-2 to the Sixteenth Supplemental Indenture filed as Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets p.l.c.

Date: May 7, 2012	By:	/s/ Patrick Halpin
	Name:	Patrick Halpin
	Title:	Authorised signatory